Exhibit 10.2

STOCKHOLDERS’ AGREEMENT

AMONG

NEW HORIZONS WORLDWIDE, INC.

AND

THE STOCKHOLDERS LISTED ON EXHIBIT B HERETO

DATED FEBRUARY 8, 2005

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of February 8, 2005 by and among New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership (collectively, “Camden”) and other parties identified as Series A Preferred Stockholders on Exhibit B hereto, as may be amended from time to time (collectively with Camden, the “Series A Preferred Stockholders”).

WHEREAS, simultaneously with the execution hereof, the Company has issued to the Series A Preferred Stockholders 1,600,000 shares of Series A Convertible Preferred Stock pursuant to a Series A Stock Purchase Agreement dated as of February 7, 2005 among the Company and the Series A Preferred Stockholders (the “Purchase Agreement”); and

WHEREAS, it is a condition to the obligations of the Series A Preferred Stockholders under the Purchase Agreement that this Agreement be executed by the parties hereto, in order to provide, among other things, for certain rights and responsibilities as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                                      DEFINITIONS

For all purposes of this Agreement, capitalized terms specified in Exhibit A shall have the meanings set forth in Exhibit A, except as otherwise expressly provided herein.

2.                                      DIRECTORS OF THE COMPANY

In accordance with the Charter and the Bylaws of the Company, one director of the Company shall be elected by the holders of the Series A Convertible Preferred Stock (the “Series A Preferred Director”) and all other directors of the Company shall be elected by the holders of the Common Stock and the Series A Preferred Stock voting together as a single class (with each share of Series A Preferred Stock entitled to that number of votes equal to the number of full shares of Common Stock into which such share of Series A Preferred Stock is then convertible (calculated by rounding any fractional share down to the nearest whole number) multiplied by .8260.).

Until this Agreement is terminated as provided herein, the Company and each Series A Preferred Stockholder (for so long as such Series A Preferred Stockholder owns any security of the Company) shall take or cause to be taken all reasonably necessary actions within its respective power and authority and in accordance with applicable law as may be required to effect the agreements contained in this Section 2.

2.1.                            Board of Directors

For so long as the holders of the Series A Convertible Preferred Stock are entitled to nominate and elect a Series A Preferred Director as set forth in the Charter, the Company and each Series A Preferred Stockholder shall take or cause to be taken all necessary actions as may be required:

(1)                                  to establish the authorized size of the Board of Directors of the Company at ten (10) directors;

(2)                                  to not authorize an increase in the size of the Board of Directors of the Company to greater than ten (10) directors or a decrease in the size of the Board of Directors to less than seven (7) directors;

(3)                                  to cause to be elected to the Board of Directors the Series A Preferred Director designated in writing from time to time by the holders of a majority of the Series A Preferred Stock, such person initially being David L. Warnock;

(4)                                  to maintain the voting requirements for actions of the Board of Directors at a majority of directors present at a meeting at which there is a quorum, except in respect of such matters as this Agreement, the Charter or the Bylaws or law may impose a greater voting requirement;

(5)                                  to cause to be removed forthwith from the Board of Directors any Series A Preferred Director when removal is requested for any reason, with or without cause, by the holders of a majority of the Series A Preferred Stock, and not to remove a Series A Preferred Director for any other reason during the time of the designation rights of the Series A Preferred Stockholders under this Section 2;

(6)                                  in the case of death, resignation, or other removal as herein provided of any Series A Preferred Director, to elect only another person designated by the holders of a majority of the Series A Preferred Stock to fill the vacancy created thereby; and

(7)                                  to prevent any action from being taken by the Board of Directors of the Company during the pendency of any vacancy due to death, resignation or removal of any Series A Preferred Director, unless the Series A Preferred Stockholders shall have failed for a period of five Business Days after written notice from the Company of the vacancy to designate a replacement.

2.2.                            Board Committees

For so long as the holders of the Series A Convertible Preferred Stock are entitled to nominate and elect a Series A Preferred Director as set forth in the Charter and subject to the applicable listing standards of Nasdaq or any other any securities exchange on which any of the Company’s securities are then traded or listed and any applicable Law, the Board of Directors will not establish an executive committee authorized to exercise the power of the Board of Directors generally unless the Series A Preferred Director is granted representation on such committee proportional to its representation on the Board of Directors, nor will the Board of Directors establish or employ committees (unless the Series A Preferred Director is granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Series A Preferred Director under this Agreement or the Charter to representation on the Board of Directors.

2.3.                            Election of an Additional Independent Director

The Company will use its commercially reasonable efforts to cause to be elected to the Board of Directors an additional independent director as defined by the applicable listing standards of Nasdaq or any other any securities exchange on which any of the Company’s securities are then traded or listed with appropriate business background in the Company’s industry within the lesser of (i) twelve (12) months from the date of this Agreement or (ii) the time frame required by the standards of Nasdaq or any other any securities exchange on which any of the Company’s securities are then traded or listed to maintain a majority of independent directors on the Board of Directors.

2.4                               Board Compensation

The Series A Preferred Director shall be entitled to receive such cash, equity-linked or other compensation and expense reimbursement arrangements as shall be provided to each other non-employee member of the Board of Directors in performing their duties as directors.

2.5.                            Board Observer Rights

For so long as Camden owns twenty-five percent (25%) of the shares of Series A Convertible Preferred Stock (as adjusted for stock splits, stock combinations and similar events) issued on the date hereof, the Company agrees that Camden shall be permitted to send one (1) representative (the “Representative”) to attend, as a nonvoting observer, all meetings of the Company’s Board of Directors or committees thereof and, in this respect, the Company shall provide the Representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that the Company reserves the right to exclude the Representative from access to any material or meeting or portion thereof if the Company in good faith believes upon the advice of counsel that such exclusion is reasonably necessary to (i) preserve the attorney-client privilege or (ii) comply with the listing standards of Nasdaq or any other securities exchange on which any of the Company’s securities are then listed or traded and any applicable Law, including without limitation the need to hold periodic executive sessions of the Company’s Board of Directors.

3.                                      TRANSFER OF EQUITY SECURITIES

3.1                               Permitted Transfers

Subject to Section 3.2, a Series A Preferred Stockholder may transfer its shares of Series A Preferred Stock without restriction.  In connection with any transfer under this Section 3.1, the transferee shall hold such Series A Preferred Stock subject to the same restrictions applicable to its transferor and shall agree to be bound by the terms of this Agreement.  Notwithstanding anything to the contrary contained in this Section 3.1, no Series A Preferred Stockholder shall be permitted at any time to transfer to any Person any shares of Series A Preferred Stock if such transfer would not be in compliance with the Act or any applicable state securities laws.

3.2                               Right of First Refusal

If any Series A Preferred Stockholder or any Person who acquires any Series A Preferred Stock from a Series A Preferred Stockholder in accordance with Section 3.2 (the “Transferring Holder”) shall propose to Transfer to any Person (a “Proposed Transferee”) any shares of Series A Preferred Stock, such Transfer shall be conditional upon the satisfaction of the following conditions precedent:

(a)                                  Such Transferring Holder shall first offer the Series A Preferred Stock that it desires to Transfer (the “Offered Securities”) to the Company, at the same price and on the same terms that the Transferring Holder intends to Transfer the Offered Securities to the Proposed Transferee.  Such offer shall be made by a written notice (the “Notice of Proposed Transfer”) delivered to the Company not less than twenty (20) days prior to the proposed Transfer.  Such notice shall set forth the identity of the Proposed Transferee, the Offered Securities proposed to be sold, the terms and conditions of the Proposed Transfer, including price per share, and any other material terms and conditions or material facts relating to the proposed Transfer.  In addition, the Transferring Holder shall provide to the Company all such other information relating to the Offered Securities, the Proposed Transferee and the Proposed Transfer as the Company may reasonably request.

(b)                                  Thereafter, the Company shall have the right, exercisable within twenty (20) days after receipt of the Notice of Proposed Transfer from the Transferring Holder, to purchase from the Transferring Holder the Offered Securities.

(c)                                  If the Company does not accept the offer made by the Transferring Holder with respect to all of the Offered Securities within the time period provided above, then the Transferring Holder shall have the right for a period of sixty (60) days following the aforementioned twenty (20) day period, to Transfer all, but not less than all, of such Offered Securities, but only to the Proposed Transferee, at not less than the price, and upon terms not more favorable to the Proposed Transferee, than were contained in the Notice of Proposed Transfer.  Offered Securities not sold within such 60-day period shall continue to be subject to the requirements of this Section 3.2.

4.                                      PREEMPTIVE RIGHTS

(a)                                  The Company hereby grants to each Series A Preferred Stockholder who owns at least 100,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and similar events) the right (but not the obligation) to purchase its pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue.  Each Series A Preferred Stockholders’ pro rata share, for purposes of this right, is the ratio of the number of shares of Common Stock Equivalents then held by the Series A Preferred Stockholder immediately prior to the issuance of the New Securities, on an as converted basis, and the number of shares of Common Stock Equivalents outstanding (whether vested or unvested)

immediately prior to the issuance of the New Securities, on an as converted basis.  For purposes of this Section 4, “New Securities” shall mean any common stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such common stock or preferred stock, and securities of any type whatsoever that are, or by their terms may become, convertible into common stock or preferred stock of the Company, but shall not include: (a) shares of Common Stock to be issued upon conversion of the Series A Preferred Stock, (b) shares of Common Stock, warrants, options and other rights to purchase shares of Common Stock and securities convertible into shares of Common Stock, issued to officers, directors and employees of, and consultants to, the Corporation as compensation for bona fide services provided or to be provided to the Company by such persons and approved by the Board of Directors or the Compensation Committee, as the case may be and (iii) an aggregate of 75,000 shares of Common Stock or Common Stock issuable upon the exercise of options, warrants or other rights of the Company issued to financial institutions or lessors in connection with commercial credit transactions, equipment financings or similar transactions approved by the Board of Directors, and the issuance of Common Stock upon the exercise of any such options, warrants or other rights.

(b)                                 In the event the Company proposes to undertake an issuance of New Securities, it shall give the Series A Preferred Stockholders eligible to exercise rights under this Section 4 written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same (a “Sale Notice”).  Each Series A Preferred Stockholder shall have thirty (30) days from the date of receipt of any such Sale Notice to elect to purchase all or a portion of its pro rata share of the New Securities for the price and upon the general terms specified in the Sale Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c)                                  In the event the Series A Preferred Stockholders fail to exercise fully the rights granted hereunder within the 30-day period, the Company shall have ninety (90) days to effect the sale of the New Securities at a price and on terms substantially the same as those offered to the Series A Preferred Stockholders in the Sale Notice.  In the event the sale is not effected within the 90-day period, the Company shall not issue and sell the New Securities without again offering the New Securities to the Series A Preferred Stockholders in the manner provided in this Section 4.

(d)                                 Notwithstanding Section 6.4 below, each Series A Preferred Stockholder may, from time to time, assign its rights under this Section 4 or any portion thereof to any of its Affiliates who agree to be bound under this Agreement.  The aggregate pro rata share of each Series A Preferred Stockholder and its Affiliates as a group (a “Stockholder Group”) shall be equal for all purposes to the number of securities which would have constituted the pro rata share of such Series A Preferred Stockholder had no such assignment been effected, and may be allocated among the members of the Stockholder Group in any manner agreed upon by the Stockholder Group.  For purposes of this Section 4, the definition of “Affiliate” shall only include affiliated entities and shall not include individuals.

(e)                                  Notwithstanding the foregoing, (i) in the event that the Board of Directors determines in good faith that the Company may be adversely affected by a delay in closing the sale of the New Securities, holders of a majority of the Series A Preferred Stock with such rights granted hereunder may waive the rights granted in this Section 4 on behalf of all Series A Preferred Stockholders with such rights granted hereunder prior to the end of the 30-day period and upon receipt of the acceptances or waivers described herein, the Company shall be free to consummate the issuance and sale of the New Securities and (ii) in no event shall the Company be required to sell any New Securities to a Series A Preferred Stockholder that is not an “accredited investor” as such term is defined under the Act at the time of such proposed sale.

5.                                      ADDITIONAL COVENANTS OF THE COMPANY

The Company hereby covenants as set forth in the following subsections with each Series A Preferred Stockholder as follows:

5.1.                            Financial and Business Information

For so long as the Series A Preferred Stockholders own at least fifty percent (50%) of the Series A Convertible Preferred Stock issued on the date hereof, the Company shall furnish to the Series A Preferred Stockholders:

(1)                                  as soon as available and in any event within sixty (60) days after the end of each fiscal year of the Company (or such shorter period as may be prescribed by law or regulation with respect to annual filings on Form 10-K), a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related audited statements of income and cash flows for the fiscal year, all prepared in reasonable detail, and certified by independent certified public accountants of recognized national standing as presenting fairly in all material respects the financial position of the Company and approved by the Board of Directors of the Company, including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied;

(2)                                  as soon as available and in any event within forty (40) days after the end of each fiscal quarter of the Company (or such shorter period as may be prescribed by law or regulation with respect to quarterly filings on Form 10-Q) (other than the last quarter of each fiscal year), a copy of the unaudited balance sheet of the Company as of the end of the quarter and the related unaudited statements of income and cash flows of the Company for the periods commencing at the end of the previous quarter and ending at the end of the quarter and commencing at the beginning of the fiscal year and ending at the end of the quarter, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied, subject only to year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP, and certified by the principal financial or accounting officer of the Company and accompanied by a narrative management discussion and analysis of the operating results and financial condition;

(3)                                  within thirty (30) days after the end of each calendar month,  a copy of the unaudited balance sheet of the Company as of the end of the month and the related unaudited statements of income and cash flows of the Company for the periods commencing at the end of the previous month and ending at the end of the month and commencing at the beginning of the fiscal year and ending at the end of the month, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied, subject only to year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP, and certified by the principal financial or accounting officer of the Company and accompanied by a narrative management discussion and analysis of the operating results and financial condition;

(4)                                  as soon as available and in any event no later than thirty (30) days after the first day of each fiscal year of the Company beginning after the date hereof, an annual operating plan and budget (including cash flow data) for the Company for the fiscal year, each prepared in reasonable detail, including monthly projections, as each operating plan and budget has been approved by the Board of Directors of the Company;

(5)                                  as soon as available, monthly updates to the information provided in subsection (4) above;

(6)                                  at least annually, letters from the Company’s independent accountants regarding the sufficiency of internal controls and other matters customarily addressed in “management letters;”;

(7)                                  Within five days after receipt, a copy of any notification received by the Company regarding (i) any defaults on any material contracts, loans or leases to which the Company is a party or (ii) (A) any material litigation filed against the Company or (B) any overtly threatened litigation that the Company reasonably believes may be filed against the Company and may have a material adverse effect on the condition (financial or other), business, results of operations, ability to conduct business or properties of the Company and its subsidiaries, taken as a whole; and

(8)                                  promptly, from time to time, such other information (in writing if so required) regarding the assets and properties and operations, business affairs, profit and loss statements, budgets, initial projections and financial condition of the Company as Camden may reasonably request.

5.2.                            Restrictive Agreements Prohibited

The Company shall not become a party to any agreement which by its terms or effects restricts or hinders the Company’s performance of, or obligations pursuant to, this Agreement, the Registration Rights Agreement, the Charter or the Bylaws.

5.3                               Executive Vice President

In the event the Company acquires or establishes an institution offering accredited post-secondary programs, the Company shall use commercially reasonable efforts to identify and hire an executive vice president for the business conducted thereby.  The hiring of such an executive vice president shall be subject to the approval of Camden.

6.                                      MISCELLANEOUS

6.1.                            Legend

The certificates or other evidence representing the Series A Preferred Stock shall bear a legend (the “Legend”) in substantially the following form:

THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF FEBRUARY 8, 2005, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITEIS UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

6.2.                            Specific Performance

In addition to any other remedies which the Series A Preferred Stockholders may have at law or in equity, the Company and the Series A Preferred Stockholders hereby acknowledge that the harm which might result to the Series A Preferred Stockholders from breaches by the Company or the Series A Preferred Stockholders of their respective obligations to take all necessary actions with respect to the election and the removal of directors of the Company cannot be adequately compensated by damages.  Accordingly, the Company and each Series A Preferred Stockholder agrees that each other Series A Preferred Stockholder shall have the right to have all obligations and undertakings set forth in Section 2 specifically performed by the Company or the other Series A Preferred Stockholders, as the case may be, and that any other Series A Preferred Stockholder shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

6.3.                            Termination

Unless earlier terminated as provided herein, this Agreement, and the agreements, covenants and obligations of the parties hereunder, shall forthwith terminate and become wholly void and of no effect at such time as there are less twenty-five percent (25%) of the Series A Preferred Stock issued on the date hereof outstanding (subject to adjustment for splits, combinations and the like).

6.4.                            Assignment

Except as expressly contemplated by Section 3, neither the Company nor any Series A Preferred Stockholder shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, unless such person shall have obtained the prior written consent of all the other parties.  Any purported assignment of this Agreement contrary to the terms hereof shall be null and void and of no force and effect.

6.5.                            Entire Agreement; Amendment; and Waivers

This Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.  No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the holders of the Series A Preferred Stock representing a majority of the outstanding shares of Series A Preferred Stock.  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and approved by the holders of the Series A Preferred Stock representing a majority of the outstanding shares of Series A Preferred Stock.  Any waiver effected in accordance with this Section 6.5 shall be binding upon each Series A Preferred Stockholder whether or not they have signed the instrument providing for such waiver.  Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Series A Preferred Stockholders who have not previously consented thereto in writing.

6.6.                            No Third Party Beneficiaries

It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

6.7.                            Binding Effect

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

6.8.                            Governing Law

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.9.                            Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)                                     If to the Company:

New Horizons Worldwide, Inc.

1900 S. State College Blvd., Suite 200

Anaheim, California

Attention:  Thomas J. Bresnan

with a copy (which shall not constitute notice) to:

Calfee, Halter, & Griswold, LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

Attention: Scott R. Wilson

(ii)                                  If to Camden:

Camden Partners Holdings, LLC

One South Street, Suite 2150

Baltimore, Maryland 21202

Attention:  David L. Warnock

with a copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.

111 South Calvert Street. Suite 1600

Baltimore, Maryland 21202

Attention:  Thene M. Martin

(iii)                               If to any other Series A Preferred Stockholder:

To such Series A Preferred Stockholders’ address shown on Exhibit B hereto.

Each party may designate by notice in accordance with this Section 6.9 a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.10.                     Aggregation of Stock

All Common Stock Equivalents held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.11                        Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement, or have caused this Stockholders’ Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

NEW HORIZONS WORLDWIDE, INC.

By:	/s/Thomas J. Bresnan
Name: Thomas Bresnan
Title: President and Chief Executive Officer

STOCKHOLDERS:

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By: Camden Partners Strategic III, LLC,
Its General Partner

By:	/s/David L. Warnock
Name: David L. Warnock
Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By: Camden Partners Strategic III, LLC,
Its General Partner

By:	/s/David L. Warnock
Name: David L. Warnock
Title: Managing Member

EXHIBIT A

DEFINITIONS

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall mean: (a) with respect to a person, any member of such person’s family; (b) with respect to an entity, any officer, director, Stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity.

“Agreement” shall mean this Stockholders’ Agreement.

“Business Day” shall mean Monday through Friday and shall exclude any federal or religious holidays.

“Bylaws” shall mean the Company’s Amended and Restated Bylaws of the Company.

“Charter” shall mean the Restated Certificate of Incorporation of the Company.

“Common Stock” shall mean the common stock, $.01 par value, of the Company.

“Common Stock Equivalent” shall mean a share of Common Stock, or the right to acquire, whether or not immediately exercisable, a share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

“Company” shall mean New Horizons Worldwide, Inc., a Delaware corporation, or any successor thereto.

“Governmental Entity” means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

“Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Entity.

“New Securities” has the meaning set forth in Section 4.

“Registration Rights Agreement” has the meaning set forth in the Purchase Agreement.

“Series A Preferred Director” has the meaning set forth in Section 2.

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“Series A Preferred Stockholders” has the meaning set forth in the Recitals.

“Sale Notice” has the meaning set forth in Section 4.

“Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock, no par value, of the Company.

“Stockholder Group” has the meaning set forth in Section 4.

“Transfer” means the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance, but shall not include: (a) a transfer by any Series A Preferred Stockholder that is a party to this Agreement to any other Series A Preferred Stockholder that is a party to this Agreement; (b) a transfer by a Series A Preferred Stockholder to such Series A Preferred Stockholder’s spouse, children or grandchildren, or to trustees or custodians for their benefit; or (c) a transfer by a Series A Preferred Stockholder to any limited or general partner or Affiliate of the Series A Preferred Stockholder.

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EXHIBIT B

Series A Preferred Stockholders

Camden Partners Strategic Fund III, L.P.

Camden Partners Strategic Fund III-A, L.P.

One South Street, Suite 2150

Baltimore, Maryland 21202

Phone: (410) 895-3800

Fax:  (410) 895-3805

Attention:  David L. Warnock